As filed with the Securities and Exchange Commission on April 10, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EverQuote, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-3101161
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

210 Broadway Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

2018 Equity Incentive Plan

(Full title of the plan)

Seth Birnbaum

President and Chief Executive Officer

EverQuote, Inc.

210 Broadway

Cambridge, Massachusetts 02139

(Name and address of agent for service)

(855) 522-3444

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.001 par value per share	1,261,257 shares(2)	$8.01(3)	$10,102,669(3)	$1,225

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of the Registrant’s Class A Common Stock (“Class A Common Stock”) that may from time to time be offered or issued under the Registrant’s 2018 Equity Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions that increases the number of outstanding shares of Class A Common Stock.

(2)

Represents 1,261,257 additional shares of the Registrant’s Class A Common Stock available for issuance under the Registrant’s 2018 Equity Incentive Plan, effective as of January 1, 2019, as a result of an annual increase.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon $8.01, the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the Nasdaq Global Market on April 9, 2019.

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2018 Equity Incentive Plan of EverQuote, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-225944, filed by the Registrant with the Securities and Exchange Commission on June 28, 2018.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Filing Date	Exhibit Number

4.1	Restated Certificate of Incorporation of the Registrant	8-K	001-38549	July 2, 2018	3.1

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-38549	July 2, 2018	3.2

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages of this registration statement)

99.1	2018 Equity Incentive Plan	S-1/A	333-225379	June 27, 2018	10.7

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 9th day of April, 2019.

EVERQUOTE, INC.

By:	/s/ Seth Birnbaum
Seth Birnbaum
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of EverQuote, Inc., hereby severally constitute and appoint Seth Birnbaum, John Wagner and David Mason, and each of them singly (with full power to each of them to act alone), as our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable EverQuote, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seth Birnbaum Seth Birnbaum	President, Chief Executive Officer and Director (Principal Executive Officer)	April 9, 2019

/s/ John Wagner John Wagner	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 9, 2019

David Blundin	Chairman of the Board of Directors	April , 2019

Sanju Bansal	Director	April , 2019

/s/ John Lunny John Lunny	Director	April 9, 2019

/s/ George Neble George Neble	Director	April 8, 2019

/s/ John Shields John Shields	Director	April 9, 2019

/s/ Mira Wilczek Mira Wilczek	Director	April 9, 2019